SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report: April 15, 1999               Date of earliest event reported:
                                                      March 31, 1999


                             Dycom Industries, Inc.
             (Exact name of Registrant as specified in its charter)


     Florida                       0-5423                      59-1277135
 (State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                File Number)               Identification No.)
  incorporation)

4440 PGA Boulevard, Suite 500, Palm Beach Gardens, Florida        33410
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (561) 627-7171

                             Exhibit Index on Page 3

Item 2.  Acquisition and Disposition of Assets.

                  On March 31, 1999, Dycom Industries, Inc., a Florida corporation (the "Company"), acquired Ervin Cable Construction, Inc., a Kentucky corporation ("Ervin"), and Apex Digital TV, Inc., a Kentucky corporation ("Apex"). The acquisition of Ervin was consummated pursuant to a Stock Purchase Agreement, dated March 12, 1999 (the "Stock Purchase Agreement"), between the Company and the stockholders of Ervin and the acquisition of Apex was consummated pursuant to an Agreement and Plan of Merger, dated March 12, 1999 (the "Merger Agreement"), among the Company, Apex, Dycom Acquisition Corporation III, a Kentucky corporation, and the stockholders of Apex. Copies of the Stock Purchase Agreement and the Merger Agreement are included herewith as Exhibits 2(i) and 2(ii), respectively.

                  Pursuant to the Stock Purchase Agreement, the Company purchased all of the issued and outstanding shares of common stock, no par value per share, of Ervin. The stockholders of Ervin received an aggregate of 258,066 shares of common stock, par value $0.331/3 per share, of the Company ("Common Stock") and $21,750,000 in cash. For each share of common stock, no par value per share, of Ervin, the stockholders received 860.22 shares of Common Stock and $72,500 in cash. The Company funded the cash portion of the consideration with borrowings under its credit facility.

                  Pursuant to the Merger Agreement and the Articles of Merger (as defined below), dated April 1, 1999, at the Effective Time (as defined in the Merger Agreement) Dycom Acquisition Corporation III, a wholly-owned subsidiary of the Company, was merged with and into Apex with Apex as the surviving corporation (the "Merger"). As a result of the Merger, the separate corporate existence of Merger Sub ceased and the shareholders of Apex became shareholders of the Company. The Articles of Merger for Apex (the "Articles of Merger") are included herewith as Exhibit 99(i) and are incorporated herein by reference. Pursuant to the Merger Agreement, the Company issued an aggregate of 516,128 shares of Common Stock to the stockholders of Apex. The stockholders of Apex received 1,376.34 shares of Common Stock for each share of Apex common stock, no par value per share, issued and outstanding immediately prior to the Effective Time.

                  In connection with the acquisitions, the Company entered into a Registration Rights Agreement, dated March 31, 1999 (the "Registration Rights Agreement"), with the stockholders of Ervin and Apex. The Registration Rights Agreement grants such stockholders certain rights to have their shares of Common Stock issued in connection with the acquisitions registered under the Securities Act of 1933, as amended.

                  The foregoing description of the Stock Purchase Agreement, the Merger Agreement, the Registration Rights Agreement and the Articles of Merger does not purport to be complete and is qualified in its entirety by reference to such documents, attached hereto as

Exhibits 2(i), 2(ii), 4(i) and 99(i) respectively, and incorporated by reference herein. The terms of the acquisitions are set forth in the Stock Purchase Agreement and the Merger Agreement and were established through arm's length negotiations between the parties to such agreements.

                  Prior to the acquisitions, the three stockholders of Ervin held 80% of the outstanding shares of common stock of Apex. Ervin, a Sturgis, Kentucky based firm, builds and installs new cable TV systems and provides repair and expansion services to existing cable TV systems in several states. Apex, a Sturgis, Kentucky based firm, installs direct broadcast satellite systems and provides cable sales and repair services in several states. Ervin and Apex will conduct business as wholly-owned subsidiaries of the Company. The Company intends to use the assets acquired pursuant to the acquisitions in the business in which the assets were used prior to the acquisitions, subject to such changes as the Company may deem appropriate in the future.


Item 7.  Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired.

        See Exhibit 7(a).

(b)     Pro forma financial information.

        See Exhibit 7(b).

(c)     Exhibits.

        2(i)      Stock Purchase Agreement, dated as of March 12,
                  1999, between Dycom Industries, Inc. and Gary E. Ervin, Timothy W. Ervin and Robert W. Ervin.

        2(ii)     Agreement and Plan of Merger, dated as of March
                  12, 1999, among Apex Digital TV, Inc., Dycom
                  Acquisition Corporation III, Dycom Industries, Inc. and Gary E. Ervin, Timothy W. Ervin, Robert W. Ervin, Keith E. Walker, Robert J. Chastain, Charles
                  T. McElroy and Penny J. Ward.

        4(i) Registration Rights Agreement, dated as of March 31, 1999, among Dycom Industries, Inc., Gary E. Ervin, Timothy W. Ervin, Robert W. Ervin, Keith
                  E. Walker, Robert J. Chastain, Charles T. McElroy and Penny J. Ward.

        23(i)     Consent of York, Neel & Co. - Owensboro, LLP.

        99(i)     Articles of Merger, dated April 1, 1999, for Apex
                  Digital TV, Inc.

        99(ii)    Press release issued March 31, 1999.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DYCOM INDUSTRIES, INC.


Date: April 15, 1999              By:         /s/ Steven Nielsen
                                       -----------------------------------------
                                       Name:   Steven Nielsen
                                       Title:  President and
                                               Chief Executive Officer


                                  By:         /s/ Douglas J. Betlach
                                       -----------------------------------------
                                       Name:   Douglas J. Betlach
                                       Title:  Vice President, Chief Financial
                                               Officer and Treasurer

                                                                    Exhibit 7(a)









                         ERVIN CABLE CONSTRUCTION, INC.

                                 ---------------
















                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                      for the year ended December 31, 1998

                                TABLE OF CONTENTS


                                                                           Page

Independent Auditor's Report                                                 1

Financial Statements:

  Balance Sheet                                                              2

  Income Statement                                                           3

  Statement of Changes in Stockholders' Equity                               4

  Statement of Cash Flows                                                    5

Notes to Financial Statements                                                6

Supplemental Information:

  Schedule of General and Operating Expenses                                11

                [Letterhead of York, Neel & Co.,-Owensboro, LLP]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Ervin Cable Construction, Inc.
Sturgis, Kentucky


We have audited the accompanying balance sheet of Ervin Cable Construction, Inc. (a Subchapter S Corporation) as of December 31, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred above present fairly, in all material respects, the financial position of Ervin Cable Construction, Inc. as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule on page 12 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ York, Neel & Co.-Owensboro, LLP

March 8, 1999

                         ERVIN CABLE CONSTRUCTION, INC.

                                  BALANCE SHEET

                                December 31, 1998

                                     ASSETS

Current assets:
  Cash and cash equivalents                                        $ 1,830,236
  Trade receivables, net of allowance for doubtful
    accounts of $226,786                                             7,212,280
  Accounts receivable, employees                                        89,457
  Due from related parties                                             114,771
  Other receivables                                                    290,868
  Costs and estimated earnings in excess of
    billings on uncompleted projects                                 1,416,664
  Prepaid expenses                                                      27,465
                                                                   -----------

     Total current assets                                           10,981,741
                                                                   -----------

Property and equipment:
  Buildings and leasehold improvements                                 163,282
  Machinery and equipment                                            1,997,313
  Vehicles and airplanes                                             3,741,060
  Furniture and fixtures                                               400,831
                                                                   -----------

                                                                     6,302,486
  Less accumulated depreciation                                      2,082,132
                                                                   -----------

     Total property and equipment                                    4,220,354
                                                                   -----------

     Total assets                                                  $15,202,095
                                                                   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt                                                  $ 2,889,452
  Current portion of long-term debt                                     30,933
  Accounts payable                                                   1,415,437
  Accrued salaries and payroll taxes                                   188,190
  Accrued profit sharing and 401(k) contribution                        68,924
  Billings in excess of costs and estimated
    earnings on uncompleted projects                                   571,191
  Due to related party                                                 178,504
  Accrued insurance payable                                             90,389
  Accrued health insurance                                              91,100
  Other accrued liabilities                                             76,116
                                                                   -----------

     Total current liabilities                                       5,600,236
                                                                   -----------

Long-term debt, net of current portion                                  42,755

Commitments and contingencies                                             -
                                                                   -----------
Stockholders' equity:
  Common stock, no par value:
    Authorized shares, 1,000
    Issued and outstanding shares, 300                                  48,532
  Paid-in capital                                                    2,217,000
  Retained earnings                                                  7,293,572
                                                                   -----------

     Total stockholders' equity                                      9,559,104
                                                                   -----------

     Total liabilities and stockholders' equity                    $15,202,095
                                                                   ===========

                   The accompanying notes are an integral part
                         of these financial statements.

                         ERVIN CABLE CONSTRUCTION, INC.

                                INCOME STATEMENT

                      for the year ended December 31, 1998


Construction and installation revenues earned                      $30,670,747

Other revenues earned                                                   87,468
                                                                   -----------

          Total revenues earned                                     30,758,215

Cost of revenues earned                                             23,677,031
                                                                   -----------

          Gross profit                                               7,081,184
                                                                   -----------

General and operating expenses                                       2,887,113
                                                                   -----------

   Income from operations                                            4,194,071
                                                                   -----------

Other income (expense):
  Interest expense                                                    (221,762)
  Interest income                                                      313,068
  Loss on disposal of assets                                           (25,158)
  Other income                                                           1,133
                                                                   -----------

                                                                        67,281
                                                                   -----------

          Net income                                               $ 4,261,352
                                                                   ===========


                     The accompanying notes are an integral
                       part of these financial statements.

                         ERVIN CABLE CONSTRUCTION, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                      for the year ended December 31, 1998


                             Common     Paid-in       Retained
                             Stock      Capital       Earnings          Total
                            --------   -----------   -----------    -----------
Balance,
  December 31, 1997         $ 48,532   $ 2,217,000   $ 6,262,647    $ 8,528,179

Net income                        --            --     4,261,352      4,261,352

Dividends paid                    --            --    (3,230,427)    (3,230,427)
                            --------   -----------   -----------    -----------
Balance,
  December 31, 1998         $ 48,532   $ 2,217,000   $ 7,293,572    $ 9,559,104
                            ========   ===========   ===========    ===========












                     The accompanying notes are an integral
                       part of these financial statements.

                         ERVIN CABLE CONSTRUCTION, INC.

                             STATEMENT OF CASH FLOWS

                      for the year ended December 31, 1998


Cash flows from operating activities:
  Net income                                                       $  4,261,352
  Adjustments to reconcile net income to net cash
       provided by operating activities:
    Depreciation                                                        889,013
    Loss on disposal of assets                                           25,158
    Allowance for doubtful accounts                                     226,786
  Changes in operating assets and liabilities:
    Increase in trade receivables                                      (859,919)
    Increase in accounts receivable, employees                          (22,312)
    Increase in other receivables                                      (290,868)
    Increase in costs and estimated earnings in
      excess of billings on uncompleted projects                       (763,447)
    Decrease in due from related parties                                829,414
    Decrease in other assets                                              3,210
    Increase in accounts payable                                        385,844
    Increase in accrued liabilities                                     105,301
    Increase in billings in excess of costs
      and estimated earnings on uncompleted projects                    451,683
    Increase in due to related party                                    178,504
                                                                   ------------

          Net cash provided by operating activities                   5,419,719
                                                                   ------------

Cash flows from investing activities:
  Purchases of property and equipment                                (3,023,736)
  Proceeds from disposal of equipment                                   151,303
  Loan advances to related parties                                   (3,957,183)
  Repayments of loan advances to related parties                      6,081,383
                                                                   ------------

          Net cash used by investing activities                        (748,233)
                                                                   ------------

Cash flows from financing activities:
  Advances on short-term debt                                        21,907,382
  Principal payments on long-term debt                                  (28,753)
  Principal payments on short-term debt                             (22,096,337)
  Loan advances from related parties                                 15,552,433
  Repayments of loan advances from related parties                  (16,152,916)
  Dividends paid                                                     (3,230,427)
                                                                   ------------

          Net cash used by financing activities                      (4,048,618)
                                                                   ------------

Net increase in cash and cash equivalents                               622,868

Cash and cash equivalents, beginning of year                          1,207,368
                                                                   ------------

Cash and cash equivalents, end of year                             $  1,830,236
                                                                   ============


Supplemental Disclosures

Cash payments of interest in 1998 were $207,427.

During 1998 the Company traded assets with a net book value of $93,712 for similar assets.

During 1998 the Company acquired equipment in the amount of $102,440 with direct financing from the vendor.

                   The accompanying notes are an integral part
                         of these financial statements.

                         ERVIN CABLE CONSTRUCTION, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies

     The more significant accounting policies of the Company are as follows:

     a.  Company's Activities and Operating Cycle

         The Company installs new cable TV systems and provides repair and expansion to existing cable TV systems. Installations of new systems are performed primarily under per foot, fixed-price contracts.

         The length of the Company's projects vary but are typically about one year. Therefore, assets and liabilities are classified as current and noncurrent because the project-related items in the balance sheet have realization and liquidation periods within one year.

     b.  Revenue and Cost Recognition

         Revenues from fixed-price and modified fixed-price projects are recognized on the percentage-of-completion method. This method is used because management considers completed installation to be the best available measure of progress. Agreements generally provide for fixed prices per foot of above ground and underground plant installation. Percentage of completion and revenue earned are determined based on actual completed cable installation and the related per foot price for such installation.

         Construction costs include all direct material and labor costs and those indirect costs related to performance. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted projects are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from penalty provisions, and final settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

         The asset, "Costs and estimated earnings in excess of billings on uncompleted projects," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted projects," represents billings in excess of revenues recognized.

     c.  Cash and Cash Equivalents

         For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

         The Company holds a certificate of deposit at December 31, 1998, in the amount of $5,484, to be held for security against payment of any Company checks cashed by employees or subcontractors at a bank in an area where the Company has a project.

     d.  Property and Equipment

         Property and equipment are stated at cost. Depreciation is provided on the basis of the estimated useful lives of each depreciable asset and computed primarily on the declining balance method. When assets are

                                    Continued

                         ERVIN CABLE CONSTRUCTION, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.   Summary of Significant Accounting Policies, Continued

     d.  Property and Equipment

         retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Reductions are made for retirements resulting from renewals or betterments. Depreciation expense was $889,013 for the year ended December 31, 1998.

     e.  Income Taxes

         Income taxes have not been provided because the Company has elected, with the consent of its shareholders, to be treated as a small business corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Company's income or loss and credits are passed to the shareholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns. Therefore, stockholder distributions are typically made subsequent to year end to satisfy income tax liabilities for the preceding year.

     f.  Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Material estimates that are particularly susceptible to significant change relate to the estimate of the extent of progress towards completion of projects. Management utilizes its latest information in computing its estimates. Future revisions may be necessary due to changes in price or unanticipated circumstances. Because of these factors, it is reasonably possible that estimated amounts may change materially in the near term.

2.   Trade Receivables

     At December 31, 1998, the Company's trade receivables consist of the following:

               Billed:
                 Completed phases                                  $ 1,199,788
                 Phases in progress                                  5,943,300
                 Retainage                                             295,978
                                                                   -----------

                                                                     7,439,066
               Less allowance for doubtful accounts                    226,786
                                                                   -----------
                                                                   $ 7,212,280
                                                                   ===========


                                    Continued

                         ERVIN CABLE CONSTRUCTION, INC.

                         NOTES TO FINANCIAL STATEMENTS



3.   Costs and Estimated Earnings on Uncompleted Projects

     Costs and estimated earnings on uncompleted projects at December 31, 1998 consists of the following:

               Costs and estimated earnings on uncompleted
                 projects                                          $19,872,787
               Less billings to date                                19,027,314
                                                                   -----------

                                                                   $   845,473
                                                                   ===========
               Included in the accompanying balance sheet
                 under the following captions:

               Costs and estimated earnings in excess of
                 billings on uncompleted projects                  $ 1,416,664

               Billings in excess of costs and estimated
                 earnings on uncompleted projects                     (571,191)
                                                                   -----------

                                                                   $   845,473
                                                                   ===========

4.   Short-Term Debt

     Short-term debt at December 31, 1998 consists of the following:

     Revolving line of credit, payable on demand,
     maximum principal advance of $8,000,000,
     interest payable quarterly at a variable rate
     (currently 8.75%); guaranteed by the
     Company's stockholders; the line is secured
     by all of the Company's property and
     equipment with a net book value of $4,220,354
     and inventory, accounts and notes receivable,
     general intangibles and assignment of life
     insurance proceeds.                                            $2,889,452

     Redi-credit line at financial institution for
     overdraft protection in the amount of $50,000.                       -
                                                                   -----------

                                                                   $ 2,889,452
                                                                   ===========
5.   Long-Term Debt

     Long-term debt at December 31, 1998 consists of the following:

     8% note payable for equipment due in monthly
     installments of $3,211 through February 1, 2001;
     secured by equipment with a net book value of
     approximately $80,500.                                        $    73,688
                                                                   ===========


     Future maturities of long-term debt at December 31, 1998 are as follows:

                      1999                                         $    30,933
                      2000                                              36,426
                      2001                                               6,329
                                                                   -----------

                                                                        73,688
                      Less amounts due within one year                  30,933
                                                                   -----------

                                                                   $    42,755
                                                                   ===========
                                    Continued

                         ERVIN CABLE CONSTRUCTION, INC.

                         NOTES TO FINANCIAL STATEMENTS



6.   Accounts Payable

     Accounts payable include amounts due to subcontractors, totaling $835,646, which have been retained pending completion and customer acceptance of jobs. All retainages are expected to be paid within one year.

7.   Related Party Transactions

     During the course of operations, the Company loans money to and borrows money from affiliated entities. Interest thereon is paid based on rates charged on the Company's established credit lines. The Board of Directors has authorized borrowing and lending limits with certain of the entities.

     In January 1996, the Company loaned $2,855,700 to GTR, Inc., an S Corporation owned 100% by the stockholders of Ervin Cable, to be utilized in the purchase of a cable T.V. system. The balance was paid in full as of December 31, 1998. Ervin Cable Construction had held a second mortgage lien on GTR, Inc. in connection with this loan. Interest income related to this note was $73,917 for the year ended December 31, 1998.

     During 1997, the Company advanced operating funds to Country Corner Oil, Inc., a corporation owned 50% by the stockholders of Ervin Cable. The balance was paid in full as of December 31, 1998. Interest income related to this note was $16,425 for the year ended December 31, 1998.

     During 1997 and 1998 the Company borrowed funds from Ervin Cable T.V. Partnership, a partnership owned by the Company stockholders. The balance was paid in full as of December 31, 1998. Interest expense related to this loan was $56,830 for the year ended December 31, 1998. The arrangement with Ervin Cable TV was evidenced by a demand promissory note.

     During 1997, the Company began construction of a fiber optic cable network in Texas for Communication Systems Development, Inc. (CSD) a company controlled by the stockholders of Ervin. As of December 31, 1997 $1,583,298 had been completed and $806,508 was owing from CSD. During 1998, ECC completed the network and billed CSD $1,866,038 in additional costs, which were paid during 1998.

     During 1998, ECC participated in CSD's construction of a fiber optic network by supplying material, subcontractors and labor in the amount of $6,131,390. ECC recorded $32,186 in revenue for its coordination and administrative services related to this project.

     The Company has issued a variable rate (currently 8.5%) unsecured revolving line of credit up to $10,000,000 to CSD evidenced by a demand promissory note. There were no outstanding advances on the line as of December 31, 1998. Interest income earned on this revolving line was approximately $175,000 for the year ended December 31, 1998.

8.   Concentration of Credit Risk

     Substantially all of the Company's revenues are derived from installation of cable systems in Kentucky, Alabama, Illinois, Iowa, Indiana, Tennessee, Missouri, South Carolina, and Georgia.

     Management believes that its contract acceptance and billing and collection policies are adequate to minimize potential credit risk.




                                    Continued

                         ERVIN CABLE CONSTRUCTION, INC.

                         NOTES TO FINANCIAL STATEMENTS



8.   Concentration of Credit Risk, Continued

     The Company held a cash deposit balance as of December 31, 1998 in a local financial institution in the amount of $1,799,694. This balance is in excess of the federally insured limit of $100,000.

9.   Leasing Arrangements

     The Company leases warehouse and storage buildings under short-term leases. The Company had a five-year lease agreement which expired May 31, 1998, with Riverchase Trade Center for office space and a month-to-month lease for warehouse space. The lease for office space continued month-to-month until March 1999, when a new 2 year lease, effective April 1, 1999, was signed for $3,000 per month. Riverchase Trade Center is a partnership 2/3 owned by the stockholders of Ervin Cable Construction, Inc.

     The Company began leasing office space in 1998 from Apex Digital TV, Inc., under a month-to-month arrangement. Apex Digital is a corporation that is 80% owned by the stockholders of Ervin Cable Construction, Inc.

     The following is a schedule of future minimum rental payments required under leases with initial terms in excess of one year as of December 31, 1998:

               Year Ending
               December 31,                                 Amount

                 1999                                      $ 61,800
                 2000                                         5,000
                 ----                                      --------
                                                           $ 66,800
                                                           ========

     Rental expense under operating leases amounted to $246,194 in 1998. Lease payments to Riverchase Trade Center totaled $33,600 in 1998. Lease payments to Apex Digital totaled $35,982 in 1998.

10.  Profit Sharing Plan

     The Company maintains a profit sharing plan for employees who have attained the age of twenty-one years and completed one year of service. The Company may make discretionary contributions to the Plan. For the year ended December 31, 1998, the Board of Directors elected to contribute 3% of eligible employees' compensation, approximately $69,000, to the Plan. Effective January 1, 1997, the Plan was amended to allow for employee 401(k) contributions. The Company shall match 25% of each participant's elective deferral contributions up to 4% of the participant's compensation. Matching contributions during 1998 totaled $18,842.

11.  Self-Insurance

     The Company maintains a self-insured health insurance program for its employees' health care costs. The Company is responsible for claims up to $25,000 per year per employee ($5,000 through July 31, 1998), and an aggregate amount of approximately $302,000 for 1998 based on the plan in place as of December 31, 1998. A stop-loss insurance policy covers claims in excess of the amounts stated above.

                                    Continued

                         ERVIN CABLE CONSTRUCTION, INC.

                         NOTES TO FINANCIAL STATEMENTS



12.  Commitments and Contingencies

     The Company has pledged all of its property and equipment with a net book value of $4,220,354 and inventory, accounts and notes receivable, general intangibles and assignment of life insurance proceeds on a line of credit for Apex Digital TV, Inc., a related company. There was no outstanding amount on this line at December 31, 1998.

     The Company has pledged all its accounts receivable, equipment, intangibles, and work-in-process on a line of credit for Communications Systems Development, Inc., (CSD) a related party. The outstanding amount on this line was $3,000,000 at December 31, 1998. The Company, its shareholders and their spouses guarantee an additional line of credit for CSD. The outstanding amount on this line was $2,000,005 at December 31, 1998.

     The Company has guaranteed payments to a major supplier of CSD and a major supplier of Apex. At December 31, 1998 outstanding payables to these vendors totaled approximately $331,600.

     The Company is involved in legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

13.  Subsequent Events

     The shareholders signed a stock purchase agreement on March 12, 1999 with Dycom Industries, Inc. for sale of the 300 shares of issued and outstanding stock. The stock purchase agreement is expected to close by the end of March 1999. In exchange for their shares, the shareholders will receive cash and newly issued shares of stock in Dycom Industries, Inc.

14.  Accounting for Contractors

     The American Institute of Certified Public Accountants issued Statement of Position 98-5 effective for years beginning after December 15, 1998. This statement requires precontract costs to be expensed as incurred. Management has elected not to implement this statement early; therefore, the affect on the financial statements has not been determined.

                         ERVIN CABLE CONSTRUCTION, INC.

                   SCHEDULE OF GENERAL AND OPERATING EXPENSES

                      for the year ended December 31, 1998


Advertising                                                        $   91,183
Airplane expense                                                       65,063
Bad debts                                                             261,063
Depreciation                                                          153,834
Dues and subscriptions                                                  3,941
Profit sharing contribution and plan expenses                          91,247
Insurance                                                             302,370
Legal and accounting                                                   35,904
Licenses                                                              106,969
Office expense                                                        297,036
Rent                                                                  246,194
Salaries - Officers                                                    87,366
Salaries - office                                                     577,289
Taxes                                                                 120,422
Telephone                                                             298,132
Training                                                               13,449
Travel                                                                 44,179
Utilities                                                              43,905
Other expenses                                                         47,567
                                                                   ----------
          Total general and operating
            expenses                                               $2,887,113
                                                                   ==========

                              APEX DIGITAL TV, INC.

                                 ---------------
























                     REPORT ON AUDIT OF FINANCIAL STATEMENTS

                    for the year ended December 31, 1998 and
                           for the 101 day period from
               September 22, 1997 (inception) to December 31, 1997

                               TABLE OF CONTENTS


                                                                  Page



Independent Auditor's Report                                        1

Financial Statements:

  Balance Sheet                                                     2

  Income Statement                                                  3

  Statement of Changes in Stockholders' Equity                      4

  Statement of Cash Flows                                           5

Notes to Financial Statements                                       6

                [Letterhead of York, Neel & Co.,-Owensboro, LLP]


                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Apex Digital TV, Inc.
Sturgis, Kentucky


We have audited the accompanying balance sheet of Apex Digital TV, Inc.(a Subchapter S Corporation) as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1998 and the 101 day period from September 22, 1997 (inception) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Digital TV, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.



/s/ York, Neel & Co.-Owensboro, LLP


March 10, 1999

                             APEX DIGITAL TV, INC.

                                 BALANCE SHEET

                          December 31, 1998 and 1997

                                    ASSETS

                                                   1998        1997
Current assets:
  Cash and cash equivalents                     $1,291,078  $  102,680
  Accounts receivable, net of allowance for
    doubtful accounts of $300,000 in 1998        1,991,935   2,937,474
  Inventory                                        237,665     200,827
  Other current assets                              58,608      81,890
                                                ----------  ----------

     Total current assets                        3,579,286   3,322,871
                                                ----------  ----------

Property and equipment:
  Building and improvements                        340,794     262,862
  Equipment and furnishings                        285,188     156,089
  Vehicles                                         634,229     588,094
  Construction in progress                         111,094        -
                                                ----------  ----------

                                                 1,371,305   1,007,045
  Less accumulated depreciation                   (282,683)    (34,676)
                                                ----------  ----------

     Total property and equipment                1,088,622     972,369
                                                ----------  ----------


Other assets:
  Loan costs, net                                     -         16,097
                                                ----------  ----------

     Total assets                               $4,667,908  $4,311,337
                                                ==========  ==========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt                               $  433,591  $  346,411
  Current maturities of long-term debt                -        682,566
  Accounts payable                                 556,582   1,166,067
  Accrued insurance                                  1,837      93,901
  Accrued salaries                                 723,534     423,794
  Accrued payroll taxes and withholdings           159,294     178,398
  Due to related parties                            78,062      26,215
  Other current liabilities                         53,625       6,161
                                                ----------  ----------

     Total current liabilities                   2,006,525   2,923,513
                                                ----------  ----------

Commitments and contingencies                         -           -
                                                ----------  ----------

Stockholders' equity:
  Common stock, no par value:
    Authorized shares, 1,000
    Issued and outstanding shares,
      375 in 1998 and 300 in 1997                      375         300
  Paid-in capital                                   14,700      14,700
  Retained earnings                              2,646,308   1,372,824
                                                ----------  ----------

     Total stockholders' equity                  2,661,383   1,387,824
                                                ----------  ----------

     Total liabilities and stockholders'
       equity                                   $4,667,908  $4,311,337
                                                ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                             APEX DIGITAL TV, INC.

                               INCOME STATEMENT

                   for the year ended December 31, 1998 and
                         for the 101 day period from
              September 22, 1997 (inception) to December 31, 1997


                                                    1998            1997
                                                -----------      ----------
Revenue:
   Installation revenue                         $23,701,030      $5,791,854
   Service revenue                                2,846,883         445,752
   Commission revenue                               328,899            -
   Other revenue                                    189,740            -
                                                -----------      ----------

            Total revenue                        27,066,552       6,237,606

Cost of revenue earned                           18,029,163       4,142,516
                                                -----------      ----------

            Gross profit                          9,037,389       2,095,090

General and administrative expenses               4,617,490         695,534
                                                -----------      ----------

            Net income from operations            4,419,899       1,399,556
                                                -----------      ----------

Other income (expense):
   Gain on sale of assets                               259            -
   Interest income                                  115,295           8,123
   Interest expense                                (137,373)        (33,392)
   Amortization of loan costs                       (16,097)         (1,463)
                                                -----------      ----------

                                                    (37,916)        (26,732)

            Net income                          $ 4,381,983      $1,372,824
                                                ===========      ==========







   The accompanying notes are an integral part of these financial statements.

                              APEX DIGITAL TV, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                    for the year ended December 31, 1998 and
                           for the 101 day period from
               September 22, 1997 (inception) to December 31, 1997



                                            Common    Paid-in      Retained
                                   Shares    Stock    Capital      Earnings      Total
Balance, September 22, 1997          -      $  -     $     -     $      -     $      -

Issuance of common stock              300       300      14,700         -          15,000

Net income                           -         -           -       1,372,824    1,372,824
                                   ------   -------  ----------  -----------  -----------

Balance, December 31, 1997            300       300      14,700    1,372,824    1,387,824

Issuance of common stock               75        75        -            -              75

Dividends                            -         -           -      (3,108,499)  (3,108,499)

Net income                           -         -           -       4,381,983    4,381,983
                                   ------   -------  ----------  -----------  -----------

Balance, December 31, 1998            375   $   375  $   14,700  $ 2,646,308  $ 2,661,383
                                   ======   =======  ==========  ===========  ===========







   The accompanying notes are an integral part of these financial statements.

                             APEX DIGITAL TV, INC.

                            STATEMENT OF CASH FLOWS

                   for the year ended December 31, 1998 and
                         for the 101 day period from
              September 22, 1997 (inception) to December 31, 1997

                                                    1998            1997
                                                -----------     -----------
Cash flows from operating activities:
  Net income                                    $ 4,381,983     $ 1,372,824
  Adjustments to reconcile net income to net
       cash provided by operating activities:
    Depreciation                                    248,971          34,676
    Amortization                                     16,097           1,463
    Allowance for doubtful accounts                 300,000            -
    Gain on sale of assets                             (259)           -
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable      645,539      (2,937,474)
    Increase in inventory                           (36,838)       (200,827)
    (Increase) decrease in other current assets      23,282         (81,890)
    Increase (decrease) in accounts payable        (609,485)      1,166,067
    Increase in due to related party                 51,847          26,215
    Increase in current liabilities                 236,036         702,254
                                                -----------     -----------

          Net cash provided by operating
            activities                            5,257,173          83,308
                                                -----------     -----------

Cash flows from investing activities:
  Purchases of property and equipment              (368,965)     (1,007,045)
  Proceeds from sale of property and
    equipment                                         4,000            -
                                                -----------     -----------

          Net cash used by investing
            activities                             (364,965)     (1,007,045)
                                                -----------     -----------

Cash flows from financing activities:
  Advances on short-term and long-term debt         110,000       1,355,000
  Principal payments on debt                       (705,386)       (326,023)
  Advances to related party                     (12,725,000)           -
  Repayments from related party                  12,725,000            -
  Payment of dividends                           (3,108,499)           -
  Loan costs                                           -            (17,560)
  Issuance of common stock                               75             300
  Proceeds from paid-in capital                        -             14,700
                                                -----------     -----------

          Net cash provided (used) by
            financing activities                 (3,703,810)      1,026,417
                                                -----------     -----------

Net increase in cash and cash equivalents         1,188,398         102,680

Cash and cash equivalents, beginning
  of period                                         102,680            -
                                                -----------     -----------

Cash and cash equivalents, end of period        $ 1,291,078     $   102,680
                                                ===========     ===========


Supplemental Disclosure

Cash payments of interest in 1998 and 1997 were $137,373 and $33,392, respectively.





   The accompanying notes are an integral part of these financial statements.

                             APEX DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. Summary of Significant Accounting Policies

   The more significant accounting policies of the Company are as follows:

   The Company was incorporated in Kentucky on September 22, 1997, and began operations shortly thereafter.

   a. Company's Activities and Operating Cycle

      The Company installs PRIMESTAR Satellite TV television systems and provides repair and maintenance to existing PRIMESTAR systems in specified areas. Installations of new systems are performed primarily under fixed fee arrangements. Repair and maintenance services are provided to PRIMESTAR subscribers for a fee based on the number of monthly subscribers in the Company's assigned area. The Company also markets the programming services and equipment within its assigned area. Additionally, the Company provides other related services directly to subscribers.

   b. Cash and Cash Equivalents

      For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   c. Inventory

      The Company maintains an inventory of supplies and material commonly used on installation and service calls. Inventory is recorded at the lower of cost or market, using the first-in, first-out basis of accounting.

   d. Property and Equipment

      Property and equipment are stated at cost. Depreciation is provided on the basis of the estimated useful lives of each depreciable asset and computed primarily on the declining balance method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized. Reductions are made for retirements resulting from renewals or betterments.

   e. Income Taxes

      Income taxes have not been provided because the Company has elected, with the consent of its shareholders, to be treated as a small business corporation for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Company's income or loss and credits are passed to the shareholders and combined with their other personal income and deductions to determine taxable income on their individual tax returns. Therefore, stockholder distributions subsequent to year end are typically required to satisfy stockholder income tax liabilities.










                                   Continued

                             APEX DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS



1. Summary of Significant Accounting Policies, Continued

   f. Accounting Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. Loan Costs

   The Company incurred loan costs of $17,560 during 1997 which were being amortized over the life of the loan. Unamortized costs were written off when the loan was repaid during 1998.

3. Short-Term Debt

   Short-term debt at December 31, 1998 and 1997 consists of the following:

   9% note payable due on demand or if no demand         1998        1997
                                                      ----------  ----------
   is made, in monthly installments of $4,458
   through October 2007; guaranteed by certain
   Company stockholders; collateralized by
   building and land with a net book
   value of approximately $331,500.                   $  323,591  $  346,411

   Variable rate (currently 8.0%) $1,500,000
   revolving line of credit; interest payable
   monthly, unpaid principal and interest due
   September 14, 1999. The line is secured by all
   the Company's cash, intangibles, inventory and
   property and equipment with a net book value of
   $1,088,622. The line is also secured by all
   property and equipment, notes and accounts
   receivable, inventory; general intangibles and
   assignment of life insurance proceeds of Ervin
   Cable Construction,
   Inc., a related company.                                 -           -

   Variable rate (currently 8.5%) straight line of
   credit payable to bank on May 13, 1999,
   including accrued interest; guaranteed by
   certain Company stockholders, collateralized
   by building and land with a net book
   value of approximately $331,500.                      110,000        -

   The Company has a line of credit for $25,000
   with a depository bank.  This line represents
   overdraft coverage for funds on deposit.                 -           -

   10% unsecured revolving lines of credit up to
   $500,000 each with three stockholders.                   -           -
                                                      ----------  ----------

                                                      $  433,591  $  346,411
                                                      ==========  ==========




                                   Continued
                                       7

                             APEX DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS


4. Accounts Payable

   Accounts payable include amounts due to subcontractors, totaling approximately $47,000, which have been retained pending completion and customer acceptance of jobs. All retainages are expected to be paid within one year.

5. Related Party Transactions

   During the period of operation the Company has advanced funds and borrowed funds on a short-term basis from the Company's shareholders and other entities controlled by the Company's shareholders. Interest was paid or received on outstanding balances during the period. Interest income totaled $101,312 and $8,113 and interest expense totaled $85,409 and $10,849 for the year ended 1998 and the period ended 1997, respectively.

   The Company began leasing unused office space in its corporate office to an affiliated company in 1998. Leasing income derived from this totaled $35,982 in 1998.

6. Concentration of Credit Risk

   During the year ended December 31, 1998 and the period ended December 31, 1997, the majority of the Company's installation and service revenues and accounts receivable were from one customer. The Company's revenues are derived from installation and service of PRIMESTAR systems in Kentucky, Florida, Ohio, Mississippi, Alabama, Illinois, Iowa, Indiana, Tennessee, Missouri, North Carolina, Virginia, Georgia and Louisiana.

   The Company held a cash deposit balance as of December 31, 1998 in a local financial institution in the amount of $619,612. This balance is in excess of the $100,000 federally insured limit.

7. Leasing Arrangements

   During 1998 and 1997, the Company leased office and storage facilities under various month-to-month and short-term leases.

   The Company also leases office, warehouse and storage facilities under two and three year lease agreements expiring in 1999 and 2000. Certain of the leases contain renewal options for periods equivalent to the initial lease terms.

   The following is a schedule of future minimum rental payments required under leases with initial terms in excess of one year as of December 31, 1998:

         Year Ending
         December 31,                                  Amount

           1999                                       $ 45,365
           2000                                         11,655
                                                      --------
                                                      $ 57,020
                                                      ========

   Rental expense under operating leases amounted to approximately $312,700 and $66,300 in 1998 and 1997, respectively.






                                   Continued
                                       8

                             APEX DIGITAL TV, INC.

                         NOTES TO FINANCIAL STATEMENTS


 8.   Profit Sharing Plan

      The Company maintains a profit sharing plan with related companies for employees who have attained the age of twenty-one years and completed one year of service. The Company may make discretionary contributions to the Plan. The Plan allows employee 401(k) contributions. The Company matches 25% of each participant's elective deferral contributions up to 4% of the participant's compensation. The Company contributed $6,920 and $50 in contributions during 1998 and 1997, respectively.

 9.   Self-Insurance

      The Company participates in a self-insured health insurance program with related companies for its employees' health care costs. The Company is responsible for claims up to $25,000 per year per employee ($5,000 per year through July 31, 1998), and an aggregate amount of approximately $302,000 per year. A stop-loss insurance policy covers claims in excess of the amounts stated above. At December 31, 1998 and 1997, $55,852 and $25,515, respectively, was due to a related company for payment of premiums and claims on behalf of Apex.

10.   Commitments and Contingencies

      On September 29, 1997, the Company executed a nonexclusive agreement to perform installment and service work with respect to direct broadcast satellite systems in designated areas. The agreement is for a three year period and may be terminated by either party with no less than 180 days written notice.

      The Company has also entered into a nonexclusive sales agent agreement with its customer to market and sell the customer's programming services and equipment to potential subscribers in specified zip code areas. The agreement is for three years beginning October 30, 1997, and may be terminated by either party with no less than 180 days written notice.

      The Company has pledged all of its cash, accounts receivable, intangibles, inventory, and equipment and vehicles on a line of credit for Communications Systems Development, Inc., a related company. The outstanding balance on this line was $3,000,000 at December 31, 1998.

      On November 14, 1998, the Company entered into a revolving line of credit agreement with Communication Systems Development, Inc. (CSD) whereby Apex will advance funds to CSD up to $4,000,000. Advances are payable on demand and bear interest commensurate with Apex's bank loan. Outstanding advances at December 31, 1998 were $0.

      The Company has been named as a defendant in a wrongful death suit pending in Circuit Court of Johnson County, Missouri. The suit relates to a traffic accident on February 16, 1998, involving one of its employees operating his personal vehicle while performing duties on behalf of the Company. Another defendant was the driver of a vehicle which struck the decedent's vehicle in the rear propelling it into the employee's lane of traffic. The plaintiff is seeking unspecified damages from all three defendants. The Company has liability coverage in the amount of 1 million dollars. The State of Missouri operates as a joint and several liability state. At this point in the proceedings, the outcome of this litigation is uncertain. Therefore, no liability has been recorded as a result of this claim, as the amount of the loss in excess of insurance coverage, if any, can not be reasonably estimated.



                                    Continued

                              APEX DIGITAL TV, INC.

                          NOTES TO FINANCIAL STATEMENTS


10.   Commitments and Contingencies, Continued

      The Company is involved in other legal actions arising in the ordinary course of business. In the opinion of management, the Company has adequate legal defenses or insurance coverage with respect to each of these actions and does not believe that they will materially affect the Company's results of operations or financial position.

11.   Subsequent Events

      The Company and its stockholders signed an agreement and plan of merger with Dycom Acquisition Corporation III, a wholly owned subsidiary of Dycom Industries, Inc. on March 12, 1999. Upon the effective date of the agreement, currently expected to be March 30, 1999, and simultaneously with the consummation of a related party agreement and plan of merger (The Ervin Stock Purchase Agreement), Dycom Acquisition Corporation III will merge with and into Apex Digital TV, Inc. and Apex's shareholders will receive shares of Dycom Industries, Inc.

12.   Accounting for Contractors

      The American Institute of Certified Public Accountants issued Statement of Position 98-5 effective for years beginning after December 15, 1998. This statement requires precontract costs to be expensed as incurred. Management has elected not to implement this statement early; therefore, the effect on the financial statements has not been determined.

                                                                    Exhibit 7(b)



                     DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                         FINANCIAL STATEMENTS INCLUDING
            ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On March 31, 1999, pursuant to a stock purchase agreement Dycom Industries, Inc. ("Dycom" or the "Company") purchased all of the issued and outstanding shares of common stock of Ervin Cable Construction, Inc. ("Ervin") for $21,750,000 in cash and 258,066 shares of Dycom common stock. On April 1, 1999, pursuant to a merger agreement Dycom issued an aggregate of 516,128 shares of Dycom common stock to the shareholders of Apex Digital TV, Inc. ("Apex") in exchange for all the issued and outstanding common stock of Apex. Prior to the acquisitions three stockholders of Ervin held 80% of the outstanding shares of common stock of Apex.

The accompanying unaudited pro forma condensed consolidated financial statements are based on the historical financial presentation of the consolidated financial statements of Dycom and its subsidiaries, Ervin, Apex and Locating, Inc., a Washington corporation acquired by Dycom for $10 million in February 1999. Due to the size of Locating, Inc., historical financial statements are not required to be presented. The unaudited pro forma condensed consolidated financial statements and related notes give effect to these acquisitions under the purchase method of accounting.

The unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company as if the acquisitions had been completed on January 31, 1999. The unaudited pro forma condensed consolidated statement of operations for the six month period ended January 31, 1999 and for the fiscal year ended July 31, 1998 assume that the acquisitions occurred as of the beginning of periods presented. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only. They do not purport to be indicative of the financial position or results of operations of the Company, that would have actually been presented, or which may be obtained in the future. The unaudited pro forma condensed consolidated financial statements do not include any likely cost savings or any synergies that are likely to occur from the acquisitions and there can be no assurances that any such cost savings or synergies will occur. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying unaudited pro forma condensed consolidated financial statements based on available information. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. As such, the amounts reflected in the unaudited pro forma condensed consolidated financial statements are subject to change, and final amounts may differ significantly.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the six months ended January 31, 1999

                                                                                                    Pro Forma            Pro Forma
                                      Dycom          Ervin          Apex            Other          Adjustments            Combined
                                    -----------   -----------     ----------     ----------       ------------          -----------
REVENUES:
Contract revenues earned            205,340,440    13,215,565     13,358,208      6,839,613                             238,753,826
Other, net                            1,416,362       104,126        223,943         71,601                               1,816,032
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total                               206,756,802    13,319,691     13,582,151      6,911,214              -              240,569,858
                                    -----------   -----------     ----------     ----------       ----------            -----------

EXPENSES:
Costs of earned revenue
  excluding depreciation            154,648,923     9,881,697      8,687,630      5,912,326                             179,130,576
General and administrative           20,214,381     1,729,394      2,327,713        564,893        1,006,377 (9)         25,842,758
Depreciation and amortization         8,116,827       520,207        133,224        142,066        1,170,358 (4)         10,082,682
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total                               182,980,131    12,131,298     11,148,567      6,619,285        2,176,735            215,056,016
                                    -----------   -----------     ----------     ----------       ----------            -----------

INCOME BEFORE INCOME TAXES           23,776,671     1,188,393      2,433,584        291,929       (2,176,735)            25,513,842
PROVISION FOR INCOME TAXES            9,632,378             -              -              -        1,733,676 (3)
                                                                                                    (673,498)(10)        10,692,556
                                    -----------   -----------     ----------     ----------       ----------            -----------

NET INCOME                           14,144,293     1,188,393      2,433,584        291,929       (3,236,913)            14,821,286
                                    ===========   ===========     ==========     ==========       ==========            ===========

EARNINGS PER COMMON SHARE
     Basic                                 0.64                                                                                0.65
                                    ===========                                                                         ===========

     Diluted                               0.63                                                                                0.64
                                    ===========                                                                         ===========



SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
             Basic                   22,144,794                                                      774,194 (8)         22,918,988
                                    ===========                                                   ==========            ===========

             Diluted                 22,525,818                                                      774,194 (8)         23,300,012
                                    ===========                                                   ==========            ===========

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS For the year ended July 31, 1998

                                                                                                    Pro Forma            Pro Forma
                                      Dycom          Ervin           Apex           Other          Adjustments            Combined
                                    -----------   -----------     ----------     ----------       ------------          -----------
REVENUES:
Contract revenues earned            368,713,563    31,015,498     21,347,759      15,334,387                            436,411,207
Other, net                            2,649,229       716,519         98,160          65,608                              3,529,516
                                    -----------   -----------     ----------      ----------     -----------            -----------

Total                               371,362,792    31,732,017     21,445,919      15,399,995               -            439,940,723
                                    -----------   -----------     ----------      ----------     -----------            -----------

EXPENSES:
Costs of earned revenue
  excluding depreciation            285,038,220    23,825,295     14,532,370      11,415,364                            334,811,249
General and administrative           36,746,614     2,956,042      3,072,553       3,217,210       1,880,044 (9)         47,872,463
Depreciation and amortization        13,496,694       781,985        184,228         267,799       2,688,734 (4)         17,419,440
                                    -----------   -----------     ----------      ----------     -----------            -----------

Total                               335,281,528    27,563,322     17,789,151      14,900,373       4,568,778            400,103,152
                                    -----------   -----------     ----------      ----------     -----------            -----------

INCOME BEFORE INCOME TAXES           36,081,264     4,168,695      3,656,768         499,622      (4,568,778)            39,837,571
PROVISION FOR INCOME TAXES           13,045,644             -              -               -       3,264,499 (3)
                                                                                                  (1,431,100)(10)        14,879,043
                                    -----------   -----------     ----------      ----------     -----------            -----------

NET INCOME                           23,035,620     4,168,695      3,656,768         499,622      (6,402,177)            24,958,528
                                    ===========   ===========     ==========      ==========     ===========            ===========

EARNINGS PER COMMON SHARE
     Basic                                 1.09                                                                                1.14
                                    ===========                                                                         ===========

     Diluted                               1.07                                                                                1.12
                                    ===========                                                                         ===========


SHARES USED IN COMPUTING
  EARNINGS PER COMMON SHARE:
           Basic                     21,172,025                                                      774,194 (8)         21,946,219
                                    ===========                                                  ===========            ===========

           Diluted                   21,482,634                                                      774,194 (8)         22,256,828
                                    ===========                                                  ===========            ===========

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
January 31, 1999

                                                                                                    Pro Forma            Pro Forma
                                      Dycom          Ervin           Apex           Other          Adjustments            Combined
                                    -----------   -----------     ----------     ----------       ------------          -----------
ASSETS
CURRENT ASSETS:
Cash and equivalents                 33,985,787       523,178        225,063      1,075,586                              35,809,614
Accounts receivable, net             50,242,669     5,614,249      3,114,968      1,742,545          (14,377)(5)
                                                                                                         326 (7)          60,700,380
Costs and estimated earnings
  in excess of billings              19,377,664     1,428,127                                                            20,805,791
Deferred income taxes, net            2,668,146                                                      124,200 (4)          2,792,346
Other current assets                  7,253,689       320,505        253,306        158,836           24,828 (5)
                                                                                                     (85,985)(7)          7,925,179
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total current assets                113,527,955     7,886,059      3,593,337      2,976,967           48,992            128,033,310
                                    -----------   -----------     ----------     ----------       ----------            -----------

PROPERTY AND EQUIPMENT, net          58,126,177     4,138,923      1,119,035        484,760        1,239,433 (4)
                                                                                                  (1,378,999)(6)         63,729,329

OTHER ASSETS:
Intangible assets, net                4,507,489                                                   54,492,776 (4)
                                                                                                     (51,382)(5)         58,948,883
Deferred tax assets, net                 53,066                                                       20,553 (4)             73,619
Other                                 4,524,833       143,865                       499,413          (24,828)(5)          5,143,283
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total other assets                    9,085,388       143,865             --        499,413       54,437,119             64,165,785
                                    -----------   -----------     ----------     ----------       ----------            -----------
TOTAL                               180,739,520    12,168,847      4,712,372      3,961,140       54,346,545            255,928,424
                                    ===========   ===========     ==========     ==========       ==========            ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
CURRENT LIABILITIES:
Accounts payable                     13,523,311     1,142,888        420,785        151,852                              15,238,836
Notes payable                         4,743,624       297,800                                      7,937,500 (4)         12,978,924
Billings in excess of costs
  and estimated earnings                              495,105                                                               495,105
Accrued self-insured claims           2,729,208                                                                           2,729,208
Income taxes payable                    618,362                                                                             618,362
Other accrued liabilities            13,764,652       652,819        863,017      1,390,993          681,457 (2)
                                                                                                     143,928 (4)
                                                                                                     906,269 (5)
                                                                                                     127,034 (5)
                                                                                                   3,702,584 (6)
                                                                                                     (85,659)(7)         22,147,094
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total current liabilities            35,379,157     2,588,612      1,283,802      1,542,845       13,413,113             54,207,529
NOTES PAYABLE                        11,181,614        70,968        431,643                      31,750,000 (4)
                                                                                                  (7,937,500)(4)         35,496,725
ACCRUED SELF-INSURED CLAIMS           8,403,196                                                                           8,403,196
OTHER LIABILITIES                    11,043,894                                                     (127,034)(5)         10,916,860
DEFERRED TAX LIABILITY, NET                                                                           14,372 (4)             14,372
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total liabilities                    66,007,861     2,659,580      1,715,445      1,542,845       37,112,951            109,038,682
                                    -----------   -----------     ----------     ----------       ----------            -----------

STOCKHOLDERS' EQUITY:
Preferred stock                                                                                                                  --
Common stock                          7,413,466        48,532            375            100          209,058 (4)          7,671,531
Additional paid-in capital           62,198,781     2,217,000         14,700          3,000       29,665,318 (4)         94,098,799
Retained (deficit) earnings          45,119,412     7,243,735      2,981,852      2,415,195      (12,640,782)(4)         45,119,412
                                    -----------   -----------     ----------     ----------       ----------            -----------

Total shareholders' equity          114,731,659     9,509,267      2,996,927      2,418,295       17,233,594            146,889,742
                                    -----------   -----------     ----------     ----------       ----------            -----------

TOTAL                               180,739,520    12,168,847      4,712,372      3,961,140       54,346,545            255,928,424
                                    ===========   ===========     ==========     ==========       ==========            ===========

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.       Accounting Periods

         Prior to the acquisitions, Ervin and Apex had used a calendar year end and as a result of the merger have adopted Dycom's fiscal year end of July 31. All periods presented reflect the adoption of such fiscal year end as of the beginning of the period. The Dycom consolidated balance sheet as of January 31, 1999 has been combined with Ervin's and Apex's balance sheet as of the same date. The Dycom consolidated statements of operations for the six months ended January 31, 1999 and for the fiscal year ended July 31, 1998 have been combined with Ervin's and Apex's results of operations for the same periods.

2.       Merger Costs

         Dycom, Ervin and Apex estimate they will incur direct transaction costs of approximately $475,000 associated with the acquisition, consisting of fees for filing with regulatory agencies, legal, accounting and other related costs. These costs, together with approximately $206,000 of estimated transaction costs related to the acquisition of Locating, Inc., have been accrued. These nonrecurring costs are included in goodwill.

3.       Provision for Income Taxes

         Prior to the acquisition, Ervin and Apex elected under Subchapter S of the Internal Revenue Code to have the stockholders recognize their proportionate share of Ervin's and Apex's taxable income on their personal income tax returns in lieu of paying corporate income tax. The unaudited pro forma financial information reflects a provision for current and deferred income taxes for all periods presented as if the corporations were included in Dycom's federal and state income tax returns. The balance sheet reflects deferred taxes in accordance with the requirements of Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

4.       Purchase Accounting Adjustments

         The estimated purchase price and preliminary adjustments to the historical book values of Ervin, Apex, and the other acquired company are as follows:

         Ervin
         -----
         Estimated value of common stock issued                    $10,719,416
         Cash portion of purchase price                             21,750,000
         Estimated fair value of net assets acquired                (5,279,385)
                                                                   -----------

         Purchase price in excess of fair value of net
           assets acquired--goodwill                               $27,190,031
                                                                   ===========

         Fair value of net assets acquired:
           Increase in property, plant, and equipment to
             estimated fair market value                           $   218,662
           Book value of net assets acquired                         5,060,723
                                                                   -----------

         Total                                                     $ 5,279,385
                                                                   ===========

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.       Purchase Accounting Adjustments (Continued)

         Apex
         ----
         Estimated fair value of common stock issued               $21,438,667
         Estimated fair value of net assets acquired                (3,021,339)
                                                                   -----------

         Purchase price in excess of fair value of net
           assets acquired--goodwill                               $18,417,328
                                                                   ===========

         Fair value of net assets acquired:
           Increase in property, plant, and equipment to
             estimated fair market value                           $   802,773
           Increase in deferred tax asset                              124,200
           Increase in deferred tax liability                          (14,372)
           Book value of net assets acquired                         2,108,738
                                                                   -----------

           Total                                                   $ 3,021,339
                                                                   ===========

         Other
         -----
         Cash portion of purchase price                            $10,000,000
         Estimated fair value of net assets acquired                (1,114,583)
                                                                   -----------

         Purchase price in excess of fair value of net
           assets acquired--goodwill                               $ 8,885,417
                                                                   ===========

         Fair value of net assets acquired:
           Increase in property, plant, and equipment to
             estimated fair market value                           $   217,998
           Increase in deferred tax asset                               20,553
           Increase in accrued taxes                                  (145,236)
           Book value of net assets acquired                         1,021,268
                                                                   -----------
            Total                                                  $ 1,114,583
                                                                   ===========

         The cash portion of the purchases was funded using borrowings of $31,750,000 from Dycom's credit facility. The amount of these borrowings expected to be repaid within the next twelve months is $7,937,500 and reclassified to current liabilities - Notes Payable.

         In accordance with the purchase method of accounting, the purchased equity balances of the companies acquired have been eliminated.

         Depreciation expense computed utilizing the straight line method has been adjusted as if the acquired property, plant, and equipment were recorded at fair market value on the first day of the period presented and the following estimated useful lives were adopted: buildings--
         30 years; leasehold improvements--the term of the respective lease or the estimated useful life of the improvements, whichever is shorter; vehicles--2-7 years; equipment and machinery--1-10 years; and furniture and fixtures--1 to 10 years.

         Goodwill recognized as a result of the transactions above is being amortized over a period of twenty years. Pro forma amortization expense was $1,362,319 and $2,724,639 for the six months ended January 31, 1999 and the year ended July 31, 1998, respectively.

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES,
ERVIN CABLE CONSTRUCTION, INC. AND APEX DIGITAL TV, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.       Modified Cash to Accrual Basis

         Prior to its acquisition, Locating, Inc. maintained its financial statements on a modified cash basis; therefore, the following pro forma adjustments are necessary:

         Increase in allowance for doubtful accounts               $    14,377
         Increase in accumulated amortization                           51,382
         Increase in accrued liabilities                               906,269

         Additionally, certain long-term assets and liabilities, expected to be realized within the next twelve months, have been reclassified as current.

6.       Stockholder Distributions

         The consolidated balance sheet as of January 31, 1999 reflects a pro forma adjustment of approximately $5,080,000 for stockholder distributions subsequent to the balance sheet date. Approximately $3,700,000 of these distributions will be made in April 1999 for payment of the 1998 tax liability associated with Ervin's and Apex's taxable income recognized on the stockholders' personal income tax returns for periods prior to the acquisitions. Additionally, personal use property was distributed to the shareholders of Ervin in the amount of $1,378,999 prior to the acquisition of Ervin.

7.       Elimination of Intercompany Balances

         Prior to the acquisitions, three stockholders of Ervin held 80% of the outstanding shares of common stock of Apex. All intercompany balances and transactions between Ervin and Apex have been eliminated.

8.       Pro Forma Net Income Per Share

         The unaudited pro forma and combined net income per common share, basic and diluted, are based upon the weighted average common shares and dilutive common stock options outstanding for each period presented adjusted for the 258,066 and 516,128 shares of Dycom common stock issued to the Ervin and Apex shareholders, respectively.

9.       Interest Expense

         Interest expense has been recognized as if the borrowings made to finance the cash portion of the acquisitions of Ervin and Locating, Inc. were incurred on the first day of the period presented. These borrowings bear interest at rates ranging from LIBOR + 1.5% to LIBOR + 1.75% (6.50% to 6.81%, as of the dates of acquisition).

10. Reflects income tax effect of the pro-forma adjustments for interest expense, depreciation expense and goodwill amortization for the six month period ended January 31, 1999 and for the fiscal year ended July 31, 1998.